EXHIBIT  3.01




                                    CORRECTED
                                      THIRD
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CAREMATRIX CORPORATION

         On January 3, 1997, CareMatrix Corporation, a Delaware corporation (the "Corporation") filed its Third Restated Certificate of Incorporation which integrated certain of the Corporation's previous filings with the Secretary of State of the State of Delaware. The Company has set forth herein a corrected version of its Third Restated Certificate of Incorporation which remedies the following errors from the original filing:

         1. In Article FOURTH, the total number of shares of stock the Corporation shall have the authority to issue has been corrected to read "Seventy-Five Million Three Hundred Forty-Five Thousand One Hundred Sixty-Eight (75,345,168)." instead of 75,345,268.

         2. The Article following Article FOURTH has been titled "Article FIFTH." Section I, paragraph 1 of Article FIFTH has been revised to correct a misspelling. Section II.A., paragraph 2(2) has been revised to correct a misspelling. Section II.A., paragraph 6 has been revised to correct a misspelling. Section II.B., paragraph 2 has been corrected by inserting a semi-colon following clause (i) and a comma following clause (ii)(x). Section II.B., paragraph 3(ii) has been revised to correct a cross-reference from "5(ii)(1)" to "5(ii)(I)." Section II.B., paragraph 3(ii) has been revised to correct a reference to read "Series A Convertible Preferred Stock" as opposed to "Series A Preferred Stock." Section II.B., paragraph 4(ii) has been revised to correct a misspelling. Section II.B., paragraph 5(ii) has been changed to correct the capitalization of the word "Stock" in the lead-in clause and to make the same such change in paragraph 5(ii)(G). Section II.B., paragraph 6 has been corrected by deleting the last full sentence of the first paragraph, which was to have been deleted when the following paragraph was added, and to correct the references in the second paragraph to read "Corporation" as opposed to "Company." Section II.B., paragraph 7(iii)(A) has been revised to change "purchase" to "purchased."

         3. In Article ELEVENTH, the reference to "This Article TWELFTH" has been corrected to read "This Article ELEVENTH."

                                   *   *   *



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                   THIRD RESTATED CERTIFICATE OF INCORPORATION
                            OF CAREMATRIX CORPORATION
                                  AS CORRECTED

         CareMatrix Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), filed its original certificate of incorporation in Delaware under the "The Standish Care Company" on October 6, 1989. This Third Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as theretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Third Restated Certificate of Incorporation.

         NOW THEREFORE, the certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Third Restated Certificate of Incorporation read as follows:

         FIRST:  The name of the corporation is CareMatrix Corporation.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Seventy-Five Million Three Hundred Forty-Five Thousand One Hundred Sixty-Eight (75,345,168) shares, consisting of Seventy-Five Million (75,000,000) shares of Common Stock, par value $.05 per share ("Common Stock"), and Three Hundred Forty-Five Thousand One Hundred Sixty-Eight (345,168) shares of Preferred Stock, par value $.01 per share.

         FIFTH: The classes of stock of the Corporation authorized by Article FOURTH shall have the voting powers, qualifications and relative participating, optional or other special rights, and preferences, limitations and restrictions as set forth in this Article FIFTH.


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SECTION I -- Common Stock
-------------------------

         1. General; Dividends and Liquidation. The dividend and liquidation rights of the holders of the Common Stock of the Corporation ("Common Stock") are set forth in subparagraphs 4 and 5 respectively under Section II(A) below and as such are subject to and qualified by the rights of the holders of the Preferred Stock as expressly set forth in this Article FIFTH or pursuant to the resolution or resolutions providing for the issuance of any series thereof.

         2. Voting. The holders of Common Stock shall be entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. No Preemptive Rights. No holder of Common Stock shall have any preemptive right to subscribe to any or all additional shares of stock of the Corporation of any or all classes or series thereof, or to any securities of the Corporation convertible into such stock solely by reason of the ownership or holding of any Common Stock of the Corporation.

SECTION II -- Preferred Stock
-----------------------------

A.       Series and Designations

         1. General. Of the 345,168 shares of Preferred Stock which the Corporation has authority to issue, 119,500 shares are designated as "Series A Cumulative Convertible Preferred Stock" with such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as expressly set forth in this Article FIFTH. The remaining shares of Preferred Stock (the "Remaining Preferred Stock") may be issued from time to time in one or more series of any number of shares fixed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in the Board of Directors by the provisions of this Article FIFTH below. In the event that at any time the Board of Directors shall have issued and designated one or more series of Remaining Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Remaining Preferred Stock, the remaining authorized shares of Remaining Preferred Stock shall be deemed to be shares of an undesignated series of Remaining Preferred Stock until issued and designated by the Board of Directors as being part of a series previously issued and designated or a new series then being issued by the Board of Directors.

         2. Authority to Issue and Designate Remaining Preferred Stock. Authority is hereby expressly vested in the Board of Directors to issue from time to time the Remaining


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Preferred Stock in one or more series of Remaining Preferred Stock and, to the full extent now or hereafter permitted by this Article FIFTH and the laws of the State of Delaware, to fix and determine in the resolution or resolutions providing for the issue of such series, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, but not limited to:

                  (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of the series) or decreased (but not below the number of shares thereof then outstanding) from time to time by a resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Remaining Preferred Stock;

                  (2) the dividend rate payable on shares of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of stock (except as otherwise expressly provided in this Article FIFTH), and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                  (3) whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

                  (4) the amount or amounts payable upon the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the preferences or relation which such payments shall bear to such payments made on any other class or classes or any other series of stock (except as otherwise expressly provided in this Article FIFTH);

                  (5) whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or any series thereof, or for any other series of the same class of stock of the Corporation or for debt of the Corporation evidenced by an instrument of indebtedness, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (6) whether the holders of shares of such series shall have any right or


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         power to vote or to receive notice of any meeting of stockholders, either generally or as a condition to specified corporate action; and

                  (7) any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be permitted by the laws of the State of Delaware and as shall not be inconsistent with this Article FIFTH.

         3. Reacquired Shares of Remaining Preferred Stock. Shares of Remaining Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Remaining Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Remaining Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the Issuance of any series of Remaining Preferred Stock.

         4. Dividends. Except as otherwise provided in this Article FIFTH in respect of the Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled in this Article FIFTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

         5. Liquidation. Except as otherwise provided in this Article FIFTH in respect of the Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled in this Article FIFTH in respect of, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, ratably according to the number of shares of Common Stock held by them, all remaining assets of the Corporation available for distribution to its stockholders.

         6. No Preemptive Rights. The holders of Preferred Stock shall not have any preemptive rights to subscribe to any or all additional issues of stock of the Corporation of any or all classes or series thereof, or to any securities of the Corporation convertible into such stock solely by reason of the ownership of holding of any Preferred Stock of the Corporation, except to the extent such rights shall be expressly provided for in the resolutions or resolutions providing for the issuance thereof adopted by the Board of Directors pursuant to authority expressly vested in the Board of Directors by the provisions of this Article FIFTH above.


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B.       Series A Cumulative Convertible Preferred Stock

         1. Designation and Number. The designation of shares of Preferred Stock fixed by this section shall be "Series A Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series A Convertible Preferred Stock") and the number of shares constituting such series shall be 119,500.

         2. Rank. The Series A Convertible Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock; (ii) prior to (x) any other class of the Corporation's common stock hereafter authorized, (y) any other class of the Corporation's stock hereafter authorized, however designated, that has the right (subject to any prior right of any class or series of Remaining Preferred Stock) to dividends or to participate in any distribution to stockholders of the assets upon voluntary or involuntary liquidation, dissolution or winding up or of the earnings of the Corporation without limit as to per-share amount, and (z) any other class or series of capital stock of the Corporation hereafter created either specifically ranking by its terms junior to the Series A Convertible Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series A Convertible Preferred Stock (collectively with the Common Stock, "Junior Securities"); (iii) subject to the provisions of subparagraph 4(ii) hereof, on parity with any Remaining Preferred Stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Convertible Preferred Stock ("Parity Securities"); and (iv) subject to the provisions of subparagraph 4(ii) hereof, junior to any Remaining Preferred Stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Convertible Preferred Stock ("Senior Securities"), in each case, as to payment of dividends or as to distributions of assets to stockholders upon liquidation, dissolution or winding up of the Corporation or otherwise, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

         3. Dividends.

               (i) The dividend rate of the Series A Convertible Preferred Stock shall be computed at a rate of $1.00 per share per annum, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events, from the date of issuance of the Series A Convertible Preferred Stock. Dividends shall be payable quarterly in arrears out of funds legally available as proscribed by statute on September 30, December 31, March 31 and June 30 of each year, commencing September 30, 1993 (each, a "Series A Dividend Payment Date"). Dividends on shares of Series A Convertible Preferred Stock shall be cumulative and shall accrue (whether or not declared), without interest, from the first day of the quarterly period in which such dividend may be payable as herein provided, except with respect to the first quarterly dividend after the date of issuance which shall accrue from the date of issuance of the Series A Convertible Preferred Stock. On each Series A Dividend Payment Date all dividends which shall have accrued on each share of Series A Convertible Preferred Stock outstanding on the applicable record date shall accumulate and be deemed to become "due."


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


Any dividend which shall not be paid on the Series A Dividend Payment Date on which it shall become due shall be deemed to be "past due" (a "Cumulated Series A Dividend") until such Cumulated Series A Dividend shall have been paid.

              (ii) The Board of Directors shall declare and pay current dividends out of funds legally available as proscribed by statute (after giving effect to the payment of all requisite dividends on Senior Securities). To the extent that the Board of Directors shall fail to pay dividends on the Series A Convertible Preferred Stock within 30 days of a Series A Dividend Payment Date (whether or not funds are legally available therefor), the Conversion Price (as defined in subparagraph 5(i) hereof) shall be adjusted as provided in subparagraph 5(ii)(I) hereof. In addition in the event the Corporation shall fail to pay dividends on the Series A Convertible Preferred Stock on four Series A Dividend Payment Dates, whether or not consecutively, the holders of the Series A Convertible Preferred Stock shall be entitled to the voting rights set forth in subparagraph 4(iii) hereof.

             (iii) In order to determine the holders of Series A Convertible Preferred Stock entitled to receive dividends, the Corporation shall fix a record date not more than 30 days prior to any Series A Dividend Payment Date. If any such Series A Dividend Payment Date should fall on a day that is not a Business Day, then the Corporation shall pay the applicable dividend on the next succeeding Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which any national securities exchange or quotation system on which the Common Stock of the Corporation is traded or quoted is authorized or required by law to close.

              (iv) The Corporation shall not: (A) pay or declare and set apart for payment any dividends or Distributions on any of the Corporation's Junior Securities, other than dividends payable in the form of additional shares of the same Junior Security as that on which such dividend is declared or (B) redeem, purchase or otherwise acquire any shares of Junior Securities or any right, warrant or option to acquire any Junior Securities, unless full Cumulated Series A Dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock.

               (v) No full dividends shall be paid or declared and set apart for payment on any class or series of Parity Securities for any period unless full Cumulated Series A Dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full Cumulated Series A Dividends. No full dividends shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Securities, for all dividend periods terminating on or prior to the date of payment of such full Cumulated Series A Dividends. When dividends are not paid in full upon the Series A Convertible Preferred Stock and the Parity Securities, all


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


dividends paid or declared and set apart for payment upon shares of Series A Convertible Preferred Stock and the Parity Securities shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Convertible Preferred Stock and the Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Convertible Preferred Stock and the Parity Securities bear to each other (without taking into account the dividends so paid and those so declared and set apart for payment).

         4. Voting Rights.

               (i) Except as may otherwise be provided herein or as required by law the holders of the shares of Series A Convertible Preferred Stock ("Series A Holders") shall not be entitled to vote in respect of such shares.

              (ii) The affirmative vote, in person or by proxy, of the Series A Holders of 66 2/3% of the outstanding shares of the Series A Convertible Preferred Stock, voting as a single class, on a one-vote-per-share of Series A Convertible Preferred Stock basis, shall be necessary for the Corporation to:
(a) amend, repeal or modify any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Convertible Preferred Stock so as to affect the Series A Convertible Preferred Stock adversely; (b) authorize, create or issue any additional shares of Series A Convertible Preferred Stock, or authorize or create shares of any class or series of stock having any preference or priority as to dividends or any liquidation preference superior to or on a parity with any such preference or priority of the Series A Convertible Preferred Stock, or authorize, create or issue shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any such preference or priority or having rights similar to the Series A Convertible Preferred Stock; (c) reclassify the shares of Common Stock or any other Junior Securities into shares of Series A Convertible Preferred Stock or into Senior Securities or Parity Securities; (d) merge with or consolidate into any corporation, firm or entity, or sell, lease or otherwise dispose of all or substantially all of its assets unless the Corporation is the surviving entity; (e) authorize, create or issue any class or series of Senior Securities; or (f) authorize create or issue any class or series of Parity Securities; provided, however, that no such vote shall be required pursuant to clause (e) or (f) in the event the Corporation shall then have the right to redeem or purchase the Series A Convertible Preferred Stock and, prior to the date of issuance of such new class or series of Senior Securities or Parity Securities provision shall have been made for the redemption or purchase of all of the outstanding shares of Series A Convertible Preferred Stock and such redemption or purchase occurs on or prior to the date of issuance of such new series or class of Senior Securities or Parity Securities.

             (iii) In the event the Corporation shall fail to pay current dividends on the


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


Series A Convertible Preferred Stock on four Series A Dividend Payment Dates, whether or not consecutively, the Series A Holders shall be entitled to vote, on a one-vote-per-share of Series A Convertible Preferred Stock basis, with the Holders of the Common Stock on all matters thereafter submitted to the Company's stockholders, including election of directors. The Series A Holders shall continue to be entitled to the foregoing right to vote notwithstanding the subsequent payment of any or all of such dividends.

              (iv) On all matters on which the Series A Convertible Preferred Stock is entitled to vote by law, the Series A Holders shall be entitled to one vote per share of Series A Convertible Preferred Stock, voting separately as a single class.

         5. Conversion Rights.

               (i) Each share of Series A Convertible Preferred Stock may be converted, at the option of each Series A Holder, at any time and from time to time, into fully-paid and non-assessable shares of Common Stock, provided, however, a Series A Holder's right to so convert shares of Series A Convertible Preferred Stock shall terminate as to shares thereof that are redeemed by the Corporation on the Redemption Date (as hereinafter defined) therefor as provided in and subject to the terms and conditions of subparagraph 7(iii) hereof. The number of shares of Common Stock to which the Series A Holder of each share of Series A Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the number of shares of Series A Convertible Preferred Stock to be converted by the Conversion Rate; in addition, the Series A Holder shall be entitled upon conversion to receive cash in an amount equal to all Cumulated Series A Dividends on each share of Series A Convertible Preferred Stock so converted, provided there are funds legally available as proscribed by statute. To the extent the Corporation shall not have funds legally available to pay all such Cumulated Series A Dividends, the Corporation's obligation to make such payment shall be deferred until the first date on which the Corporation shall have funds legally available for all or a portion of such payment, which shall then be made in whole or in part, as the case may be, until such Cumulated Series A Dividends shall have been paid in full. The "Conversion Rate" shall be
(A) $10.00 divided by (B) the Conversion Price (as hereinafter defined). The conversion price ("Conversion Price") shall be $5.00 and shall be adjusted from time to time as set forth in subsection (ii) hereof. The Corporation shall not issue fractional shares of Common Stock upon conversion of Series A Convertible Preferred Stock but, in lieu thereof, shall pay to a Series A Holder cash in an amount equal to such fraction multiplied by the Last Sale Price of the Common Stock on the trading day prior to the date on which the shares are converted. "Last Sale Price" shall mean the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations ("NASDAQ") National Market System or Small-Cap System, as


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


applicable, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such NASDAQ National market System or Small-Cap System, as applicable, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

              (ii) Procedure for Conversion. The Series A Convertible Preferred Stock shall be converted into Common Stock in the following manner:

                           (A) Shares of Series A Convertible Preferred Stock
received by the Corporation in exchange for Common Stock shall be retired and canceled and shall no longer be available for issuance.

                           (B) A Series A Holder shall give notice to the
Corporation by mail of its desire to convert all or a portion of the shares of Series A Convertible Preferred Stock owned by such Series A Holder. Such notice shall be accompanied by certificates, duly endorsed for conversion, evidencing the number of shares of Series A Convertible Preferred Stock such Series A Holder desires to convert, together with cash, if any, required by subparagraph 5(ii)(C) hereof. The Corporation will, as soon as practicable thereafter, deliver to such Series A Holder or to such Series A Holder's nominee or nominees, a certificate or certificates for the appropriate number of shares of Common Stock, together with cash, as provided in subparagraph 5(i), with respect to any fractional shares otherwise issuable upon conversion, and cash in an amount equal to all Cumulated Series A Dividends on each share of Series A Preferred Stock so converted, provided there are funds legally available as proscribed by statute, and, in the event of a partial conversion, a certificate representing the balance, if any, of the shares of Series A Convertible Preferred Stock converted by the surrendered certificate or certificates but not converted to Common Stock. To the extent the Corporation shall not have funds legally available to pay all such Cumulated Series A Dividends, the Corporation's obligation to make such payment shall be deferred until the first date on which the Corporation shall have funds legally available for all or a portion of such payment, which shall then be made in whole or in part, as the case may be, until such Cumulated Series A Dividends shall have been paid in full.

                           (C) In the event that shares of Series A Convertible
Preferred Stock are surrendered for conversion on any date during the period from the close of business on a record date fixed for determining the Series A Holders entitled to receive dividends to the opening of business on the corresponding Series A Dividend Payment Date, the Series A Holder must also deliver to the Corporation an amount equal to the dividend payable with respect to such shares of Series A Convertible Preferred Stock on such Series A Dividend Payment Date and shall continue to be entitled to receive such dividend on such Series A Dividend Payment Date. In the event that the date on which the shares are converted is the Series A Dividend Payment Date, such Series A Holder will be entitled to receive the dividend


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


payable with respect to such Series A Convertible Preferred Stock and shall not be required to include any payment in the amount of the dividend payable with respect to such converted shares of Series A Convertible Preferred Stock.

                           (D) If, prior to the date on which all shares of
Series A Convertible Preferred Stock are converted, the Corporation shall (1) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (2) subdivide its outstanding Common Stock, (3) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its Common Stock other securities of the corporation, the Conversion Price in effect on the opening of business on the record date for determining stockholders entitled to participate in such transaction shall thereupon be adjusted, or, if necessary, the right to convert shall be amended, such that the number of shares of Common Stock receivable upon conversion of the shares of Series A Convertible Preferred Stock immediately prior thereto shall be adjusted so that the Series A Holder shall be entitled to receive, upon the conversion of such shares of Series A Convertible Preferred Stock, the kind and number of shares of Common Stock or other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Series A Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph 5(ii)(D) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. Except as provided in this subparagraph 5(ii)(D), no adjustment with respect to any ordinary dividends (made out of current earnings) on shares of Common Stock shall be made.

                           (E) Except in respect of transactions described in
subparagraph 5(ii)(D) above and except in respect of "Excluded Rights" as described and defined in subparagraph 5(ii)(L) below, if, prior to the date on which all shares of Series A Convertible Preferred Stock are converted, the Corporation shall sell or issue Common Stock or rights, options, warrants or convertible securities (or rights, options or warrants to purchase convertible securities), other than Excluded Rights, containing the right to subscribe for or purchase shares of Common Stock (collectively, "Rights"), and the sale or issuance price per share of Common Stock (or in the case of Rights, the sum of the consideration paid or payable for any such Right entitling the holder thereof to acquire one share of Common Stock and such additional consideration paid or payable upon exercise or conversion of any such right to acquire one share of Common Stock) is less than $5.00, the Conversion Price shall thereupon be adjusted such that the number of shares of Common Stock receivable upon conversion of the Series A Convertible Preferred Stock shall be that number determined by multiplying (1) the number of shares of Common Stock receivable upon conversion of the shares of Series A Convertible Preferred Stock immediately prior to such issuance or sale by (2) a fraction (not to be less than one) with a numerator equal to the product of the number of shares of Common Stock outstanding after giving effect to such sale or issuance (and assuming, in the case of

Rights that such Rights had been fully exercised or converted, as the came may
be) and $5.00 and a denominator equal to the sum of (x) the product of the number of shares of Common Stock outstanding immediately before the date of issuance or sale or the record date, as the case may be, multiplied by $5.00 and
(y) the aggregate consideration received or deemed to be received by the Corporation for the shares of Common Stock to be so issued or sold or to be purchased or subscribed for upon exercise of such Rights. For the purposes of such adjustments, the Common Stock which the holders of any such Rights shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such issuance or sale or the record date, as the case may be.

                           (F) Except in respect of transactions described in
subparagraph 5(ii)(D) above, if, prior to the date on which all shares of Series A Convertible Preferred Stock are converted the Corporation shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise, but excluding dividends described in the last sentence of subparagraph 5(ii)(D) on the Common Stock), then, in each case, the Conversion Price shall thereupon be adjusted such that the number of shares of Common Stock thereafter receivable upon the conversion of shares of Series A Convertible Preferred Stock shall be determined by multiplying (1) the number of shares of Common Stock theretofore receivable upon conversion of the shares of the Series A Convertible Preferred Stock by (2) a fractions, of which the numerator shall be the then Convertible Price on the record date for the determination of stockholders entitled to receive such dividend or other distribution, and of which the denominator shall be such Conversion Price on such date minus the amount of such dividend or distribution applicable to one share of Common Stock. The Board of Directors of the Corporation shall determine the amount of such dividend or distribution allocable to one share of Common Stock and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the Series A Holder. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                           (G) Upon the expiration of any Rights if such shall
not have been exercised, the Conversion Price, to the extent that shares of Series A Convertible Preferred Stock have not been converted, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (1) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation (including for purposes hereof, any underwriting discounts or selling commissions paid by the Corporation) for the issuance, sale or grant of all such Rights, whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Conversion Price by a proportion (relative to the Conversion Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Rights.

         If the consideration provided for in any Right or the additional consideration, if any, payable upon the conversion or exchange of any Right shall be reduced, or the rate at which any Right is exercisable or convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Conversion Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Right on the Conversion Price and then readjusted as if such Right had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                           (H) If, prior to the date on which the shares of
Series A Convertible Preferred Stock are converted, the Corporation shall (1) reorganize, reclassify or otherwise change the number of outstanding shares of Common Stock, (2) consolidate with or merge with or into another person resulting in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (3) sell or otherwise transfer all or substantially all of the assets of the Corporation, then a Series A Holder shall thereafter have the right to convert such shares of Series A Convertible Preferred Stock into the kind and amount of stock, securities or assets, if any, such Series A Holder would have been entitled to receive upon such reorganization, reclassification, consolidation, merger, sale or transfer had such Series A Holder converted its shares of Series A Convertible Preferred Stock into Common Stock immediately prior to such transaction, all subject to further adjustments as provided herein.

                           (I) Notwithstanding anything to the contrary in this
paragraph 5, if the Corporation shall fail to pay dividends on the Series A Convertible Preferred Stock within 30 days of a Series A Dividend Payment Date (whether or not funds are legally available therefor), the Conversion Price shall thereupon be reduced by $.25 but not below the then par value of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

                           (J) For the purposes of this paragraph 5: (x) the
consideration for the issue or sale of any additional shares of Common Stock shall, irrespective of the accounting treatment of such consideration, be deemed to be the consideration actually received by the Corporation and (1) insofar as it consists of cash, be computed at the net amount of cash received by the Corporation, plus any expenses paid or incurred by the Corporation and any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, (2) insofar as it consists of property (including securities) other than cash be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Corporation, and (3) in case additional shares of Common Stock are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (1) and (2) above, allocable to such additional shares of Common Stock, all as determined in good faith by the Board of Directors of the Corporation;
(y) additional shares of Common Stock deemed to have been issued pursuant to subparagraph 5(ii)(G), relating to Rights, shall be deemed to have been issued for a consideration per share determined by dividing (1) the total amount, if any, received by the Corporation as consideration for the issue, sale or grant of the Rights in question, less the value of the Rights not actually received by the Corporation as consideration therefor, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Corporation upon the exercise in or the conversion or exchange of such Rights or, in the case of Rights which are rights, options or warrants for convertible securities, the exercise of such Rights for convertible securities and the conversion or exchange of such convertible securities, in each case computing such consideration as provided in the foregoing clause (x) of this subparagraph 5(ii)(J)(5), by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise conversion or exchange of such Rights; and (z) additional shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(ii)(D) and (F), relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration. For the purposes of this paragraph 5, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Restated Certificate of Incorporation of the Corporation as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from par value to no par value, or from no par value to par value.

                           (K) No adjustment in the Conversion Price shall be
required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph 5(ii)(K)), would require an increase or decrease of at least one and one-half percent (1 1/2%) in the Conversion Rate; provided, however, that any adjustments which by reason of this subparagraph 5(ii)(K) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph 5(ii)(K) shall be made to the nearest cent.

                           (L) Notwithstanding anything to the contrary in this
paragraph 5, no adjustments shall be made (1) upon conversion of the Series A Convertible Preferred Stock, (2) upon exercise of options granted or to be granted (the "Stock Options") under the Corporation's Restated 1991 Combination Stock Option Plan as now or hereafter adopted or amended from time to time to purchase up to an aggregate of 285,000 shares of Common Stock, and (3) upon the exercise of warrants outstanding on the date hereof (together with the Stock Options, the "Excluded Rights") to purchase up to 206,000 shares of Common Stock at a weighted average exercise price of $6.62 per share (subject to anti-dilution adjustments in accordance with the terms of such warrants as in effect on the date hereof).

                           (M) Whenever the Conversion Price is adjusted
pursuant to any of the foregoing provisions of this paragraph 5, the Corporation shall forthwith prepare a written statement signed by the president or any vice president and the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Corporation setting forth the adjusted Conversion Rate determined as provided in this paragraph 5, and in reasonable detail the facts requiring such adjustment. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (a) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the Conversion Price for the Series A Convertible Preferred Stock as then in effect, (c) the number of additional shares of Common Stock, and (d) the type and amounts if any, of other property which at the time would be received upon conversion of the Series A Convertible Preferred Stock. Such statement shall be filed among the permanent records of the Corporation and a copy thereof shall be furnished to any Series A Holder requesting the same, in writing, and at all reasonable times during business hours be open to inspection by the Series A Holders. Within 10 days of the event requiring an adjustment to the Conversion Price, the Corporation shall also cause a notice, at its expense, stating that such an adjustment has been made and setting forth the adjusted conversion rate, to be mailed, first-class, postage prepaid, to all then Series A Holders of record at their addresses as the same appear on the stock records of the Corporation.

                           (N) If a Series A Holder has delivered notice to the
Corporation of its desire to convert all or a portion of its shares of Series A Convertible Preferred Stock, and certificates, duly endorsed for conversion in respect of such shares and cash, if any, required by subparagraph 5(ii)(C) hereof, then all shares of Series A Convertible Preferred Stock so tendered to the Corporation shall be deemed to be no longer outstanding and, notwithstanding the failure of the Corporation to issue the Common Stock, such Series A Holder shall be deemed, for all purposes, to be a holder of the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock such Series A Holder is entitled to receive pursuant to the terms of this paragraph 5 in each case as of the close of business on the date on which such conversion notice is delivered. In the event such Series A Holder has delivered notice to the Corporation of his desire to convert all or a portion of his shares of Series A Convertible Preferred Stock, such Series A Holder shall retain the right to receive all Cumulated Series A Dividends payable on the shares so converted, as provided in this paragraph 5, notwithstanding any such conversion.

                           (O) The Corporation shall not, by amendment of its
Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this paragraph 5. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Convertible Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation to validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series A Convertible Preferred Stock. The Corporation shall obtain prior to or concurrently with the first issuance of the Series A convertible Preferred Stock, and shall use its best efforts to maintain for as long as any shares of Series A Convertible Preferred Stock shall be outstanding, the authorization for the listing of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock on the NASDAQ National market System or Small-Cap System, as applicable. The Corporation shall, pay any and all transfer stamp and other like taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock.

                           (P) In the event of any taking by the Corporation of
a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution the Corporation shall mail to each record holder of Series A Convertible Preferred Stock, or their designated nominee, at least 20 days prior to the date the record is to be taken, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. The Corporation shall also provide notice to other holders (other than record holders) upon receipt by the Corporation of a written request therefor and which shall include a statement of such holder's beneficial interest in the Corporation's Series A Convertible Preferred Stock.

         6. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the amount that shall be paid to a Series A Holder of each share of Series A Convertible Preferred Stock shall be $10.00 and an additional sum equal to all Cumulated Series A Dividends on a share of Series A Convertible Preferred Stock, subject to appropriate adjustment to reflect any stock split, stock dividend, combination, recapitalization or reorganization (hereinafter called the "Liquidation Price"), and no more. Upon any liquidation, dissolution or winding up of the Corporation, the Series A Holders will be entitled to be paid after payment or provision for payment of the debts and other liabilities of the Corporation and after payment or provision for payment is made upon any Senior Securities, but before any Distribution or payment is made upon any Junior Securities an amount in cash equal to the aggregate Liquidation Price of all shares outstanding and the Series A Holders will not be entitled to an further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the Series A Holders and the holders of Parity Securities (the "Parity Holders") are insufficient to permit payment to such Series A Holders and the Parity Holders of the aggregate amount which they are entitled to be paid, then the available assets to be distributed will be distributed ratably among such Series A Holders and Parity Holders based upon the aggregate Liquidation Price of the Series A Convertible Preferred Stock and the aggregate liquidation preference of any Parity Securities held by each such Series A Holder and Parity Holder, respectively. The Corporation will mail written notice of such liquidation, dissolution or winding up not less than 60 days prior to the payment date stated therein, to each Series A Holder of record.

         A consolidation or merger of the Corporation with or into any other corporation or entity (whether or not the Corporation is the surviving entity if, after the merger or consolidation, more than 50% of the stock of the Corporation is owned by persons who were not stockholders of the Corporation prior to the merger or Consolidation), or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 6.

         7. Redemption.

               (i) Time of Redemption. The Corporation may, at its option, redeem the Series A Convertible Preferred Stock, in whole and not in part, out of funds legally available therefor, by action of the Board of Directors, at any time on or after September 1, 1996 at a redemption price of $10.00 per share, plus all Cumulated Series A Dividends on a share of Series A Convertible Preferred Stock, upon notice and in the manner set forth in, and subject to the conditions of, this paragraph 7; provided, the current market price of the Common Stock (the closing sale price as reported by the NASDAQ National Market System or Small-Cap System, as applicable, or if not traded thereon, the high bid price as reported by NASDAQ or, if not quoted thereon, the high bid price in the National Quotation Bureau sheet listing for the Common Stock) equals or exceeds 150% of the Conversion Price then in effect for 20 consecutive trading days ending no more than 10 days prior to the date of notice of redemption.

              (ii) Priority of Redemption. None of the Shares of any class or series of Parity Securities shall be redeemed, repurchased or otherwise acquired unless full Cumulated Series A Dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full Cumulated Series A Dividends. None of the shares of Series A Convertible Preferred Stock shall be redeemed, repurchased or otherwise acquired unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Securities, for all dividend periods terminating on or prior to the Redemption Date of the Series A Convertible Preferred Stock.

             (iii) Procedures for Redemption. The Series A Convertible Preferred Stock shall be redeemed pursuant to subparagraph 7(i) above in the following manner:

                           (A) Shares of Series A Convertible Preferred Stock
redeemed, purchased or otherwise acquired by the Corporation shall be retired and cancelled and shall no longer be available for issuance.

                           (B) In the event of a redemption of shares of Series
A Convertible Preferred Stock pursuant to subparagraph 7(i), notice of redemption of all shares of Series A Convertible Preferred Stock shall be given by the Corporation not less than 30 nor more than 60 days prior to the Business Day designated in such notice (the "Redemption Date"), by mail postage prepaid to Series A Holders at their respective addresses then appearing on the records of the Corporation and shall also be published, on or about the date of such mailing, in the National Edition of the Wall Street Journal. Such notice of redemption shall specify the Redemption Date and the redemption price plus the Cumulated Series A Dividends on a share of Series A Convertible Preferred Stock, if any (the "Redemption Price"), and the place or places of payment. The conversion rights of the Series A Holders shall continue until the Redemption Date (provided no default by the Corporation in the payment of the Redemption Price shall have occurred and be continuing, and in the event of any such default the Series A Holders' conversion rights shall continue until such shares are actually redeemed or converted) and such notice shall state the then effective Conversion Price and that the right of Series A Holders to exercise their conversion rights shall terminate at the close of business on the Redemption Date (provided no default by the Corporation in the payment of the Redemption Price shall have occurred and be continuing). On or before the Redemption Date, each Series A Holder shall surrender to the Corporation or its designated agent, at such place as it may designate in the redemption notice, certificates, duly endorsed for transfer, evidencing the number of shares of Series A Convertible Preferred Stock held by such Series A Holder. Upon such surrender, the Series A Holder shall be entitled to receive payment of the Redemption Price without interest.

                           (C) If on the Redemption Date (1) notice of
redemption has been mailed or delivered as provided herein, (2) the Corporation has deposited with an independent payment agent funds necessary to pay the amount due for all shares of Series A Convertible Preferred Stock subject to such redemption, and (3) all such funds are available for the sole purpose of paying such amount then, unless the Corporation defaults on the payment of the Redemption Price, all shares of Series A Convertible Preferred Stock subject to redemption shall, whether or not the certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Series A Holder to receive the Redemption Price without interest; provided, however, that the Corporation shall not have to so redeem any shares of

Series A Convertible Preferred Stock which have been converted to Common Stock prior to the date of such redemption. If the Corporation shall not have funds legally available for redemption of shares to be redeemed pursuant to subparagraph 7(i) on the Redemption Date, the notice of redemption shall be null and void and at such time as the Corporation shall have funds legally available for redemption of such shares and shall determine to redeem the Series A Convertible Preferred Stock on the terms and conditions set forth in subparagraph 7(i), a new notice of redemption to Series A Holders shall be required to effect such redemption.

         SIXTH:  The Corporation shall have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

         2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

         3. The Board of Directors of the Corporation may adopt, amend or repeal the By-

Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Restated Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

         NINTH: The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TENTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repeated, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

         ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

         TWELFTH:

         (a) Any direct or indirect purchase or other acquisition in one or more transactions by the Corporation or any Subsidiary of any of the outstanding Voting Stock of any class from any one or more individuals or entities known by the Corporation to be a Related Person, who has beneficially owned such security or right for less than two years prior to the date of such purchase or other acquisition, at a price in excess of the Fair Market Value shall, except as hereinafter provided, require the affirmative vote of the holders of at least two-thirds of the shares of Voting Stock, voting as a single class, excluding any votes cast with respect to shares of Voting Stock beneficially owned by such Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of (i) a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder, or any successor rule or regulation or (ii) pursuant to an open-market purchase program conducted in accordance with the requirements of Rule 10b-18 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act or any successor rule or regulation.

         (b) A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article TWELFTH including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a price is in excess of Fair Market Value.

         (c) Nothing contained in this Article TWELFTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         (d) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article TWELFTH.

         THIRTEENTH: The Board of Directors of the Corporation, when evaluating any offer of another Person to (a) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the beat interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including but without limitation, the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and shortterm interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

         FOURTEENTH:

         Definitions

         The following definitions shall apply for the purpose of Articles TWELFTH and THIRTEENTH only:

         (a) "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

         (b) "Associate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

         (c) "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate of any Related Person and who was a member of the Board of Directors prior to the time that any such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. Notwithstanding the above, a majority of the then existing Continuing Directors can deem a new director to be a Continuing Director, even though such person is Affiliated with a Related Person.

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, from time to time.

         (e) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

         (f) "Person" shall mean any individual, firm, corporation or other entity.

         (g) "Related Person" shall mean any Person (other than the Corporation, any

Subsidiary or any individual who was a stockholder of the Corporation on October 3, 1991 which, together with such Person's Affiliates and Associates and with any other Person (other than the Corporation, any Subsidiary or any individual who was a stockholder of the Corporation on October 3, 1991) with which such Person or they have entered into any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly of more than 5% of the voting power of the outstanding Voting Stock after October 3, 1991.

         (h) "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

         (i) "Voting Stock" shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.



         IN WITNESS WHEREOF, the undersigned President of CareMatrix Corporation has signed this Third Restated Certificate of Incorporation this 22nd day of October, 1997.



                                                    /s/ Robert M. Kaufman
                                                    ----------------------------
                                                    Robert M. Kaufman, President



ATTEST:


 /s/ James M. Clary, III
------------------------
James M. Clary, III



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